Exhibit 10.5

CONTRACT OF LEASE

KNOW ALL MEN BY THESE PRESENTS:

This CONTRACT OF LEASE, made and entered into at SAN RAFAEL, BULACAN, Philippines, by and between:

EMERALD REALTY, Doratia Elcamel Mendoza, Filipino, with postal address at 268 Balubaran St., Bgy Capihan, San Rafael, Bulacan, hereinafter referred to as the LESSOR.

-and-

YODAL METAL AND CRAFTS TRADING AND SERVICES CORP. a domestic corporation duly organized and existing under the laws of the Republic of the Philippines, with principal business address at 1ST DILIMAN, SAN RAFAEL BULACAN, represented by its CHAIRMAN, HUANJUN YAN, hereinafter referred to as the LESSEE;.

WITNESSETH:

WHEREAS, the LESSOR is the absolute and registered owner of Agri & industrial lot and improvements located at 1ST DILIMAN, San Rafael, Bulacan, containing an aggregate lot area of thirty thousand Square Meters (30,000 m²), (hereinafter referred to as the “PROPERTY”, it being understood that the same shall include all improvements which may be introduced thereon), with the use of front storage structures and vacant lot.

WHEREAS, the LESSEE above named desires to lease the above described property from the LESSOR and the LESSOR is willing to lease the premises to the said LESSEE.

1. TERM OF LEASE

This lease shall be for a period of ONE YEAR (1) from JANUARY 01 2025 to DECEMBER 31, 2025

2. RENTAL PAYMENTS

The LESSEE shall pay the LESSOR without need of notice or demand, rental for the use and occupation of the PROPERTY in the amount of PESOS: FOUR HUNDRED SIXTY THOUSAND ONLY (P 460,000,000), per month, due on the 5th day of the month, in advance. The LESSEE shall issue post-dated checks to cover monthly lease rentals for one year.

Any or all taxes, assessments or government imposed on the lease rental shall be for the LESSEE’s account.

3. SECURITY DEPOSIT

Two (2) Months Advance P 940,00000+ One (1) Month Deposit P 460,000.00.

4. LESSEE’S OBLIGATION

The LESSEE shall pay for and defray at his exclusive expense, the dues, consumption of water, electricity, telephone or other utility services in the Leased Premises, including all repairs with the improvements.

5. RESTRICTION ON USE.

The LESSEE shall not use or utilize the PROPERTY for any unlawful purposes.

6. PERMIT & LICENSES

The LESSEE shall obtain at its own expenses all permits and licenses required by the Municipal and provincial government for the operation of its business.

7. SECURE AND TENANTABLE CONDITIONS/REPAIRS AND MAINTENANCE

All costs to maintain and all repairs to be made on the PROPERTY shall be made by LESSEE at his own expense, without any obligation to reimburse on the part of the LESSOR.

8. OWNERSHIP OF PROPERTY/IMPROVEMENTS

The PROPERTY is and shall at all times remain the sole and exclusive property of the LESSOR.

9. THIRD PARTY LIABILITY

The LESSEE, during his occupancy of the PROPERTY, shall hold the LESSOR free and harmless from any damages, liability or responsibility to any person or property arising out of or as a consequence of the use of the PROPERTY by the LESSEE, his employees, his agents, suppliers, service contractors, guests or visitors.

10. RULES AND REGULATIONS

The LESSEE agrees to abide by the existing rules and regulations promulgated by the LESSOR, the Homeowners Association and any other laws, ordinances, rules and regulations promulgated by competent authorities affecting the occupancy of the PROPERTY, and the LESSOR shall be free of any inconvenience or damages the LESSEE may suffer.

11. SALE, TRANSFER OR MORTGAGE

The LESSOR reserves the right to sell, assign, transfer, mortgage or otherwise dispose of the PROPERTY or of its rights under this Agreement. The LESSEE himself agrees to allow the LESSOR or its authorized representatives, to enter the PROPERTY together with its prospective clients, upon prior notice and arrangement made by the LESSOR with the LESSEE and at reasonable hours. In the event of sale, transfer, mortgage, or any other encumbrance of the PROPERTY, the LESSOR shall warrant that the purchaser-mortgagee (other than the LESSEE), shall respect the terms and conditions of this Agreement

12. RETURN OF THE LEASED PREMISES

After the expiration of the period of this Contract or upon termination of the same due to the failure of the LESSEE to abide by any of the provisions of this Agreement, the LESSEE shall quietly and peacefully deliver and surrender the PROPERTY to the LESSOR and turn over and return possession thereof to the LESSOR upon the latter’s request, unless this Agreement is renewed or extended. The PROPERTY shall be returned in the same condition in which the LESSEE shall have received them save for ordinary wear and tear.

IN WITNESS WHEREOF, the parties hereto set their hands in _________________ Philippines, this day of January 1, 2025.

LESSEE	LESSOR
Represented By:	Represented By:

/s/ Huajun Yan	/s/ D. MenDoza

Signed in the presence of: